UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : July 25, 2019

Landbay Inc
(Exact name of registrant as specifi ed in its charter)

New York
(State or other jurisdiction of incorporation or organization)

0001672572
(Commissions File Number)

81-1260549
(I.R.S. Employer Identification Number)

36-25 Main Street, Flushing, NY11354 Tel: 917-232-5799
Address of principal executive offi ces)      (Zip Code)

Registrant's telephone number, including area code: 917-232-5799

3906 Main Street, 207, Flushing, NY11354
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K fi ling is intended to simultaneously satisfy the fi ling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ X ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.01

On July 25, 2019, Mr. Wanjun Xie resigned the director and the officer of Landbay Inc; Mrs. Liuyan Li resigned the officer of Landbay Inc.

After July 25, 2019, Mrs. Xiaowei Jin is the director, the president, the CEO and the CFO of Landbay Inc..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Xiaowei Jin
Wanjun Xie, President
Date: July 25, 2019
Landbay Inc